(10) (ii) Promissory Note by Dialysis Corporation of America to
             Heritage Community Bank, dated April 3, 2001.

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LOAN NUMBER      LOAN NAME      ACCT.NUMBER      AGREEMENT DATE      INITIALS
4670003369-101   Dialysis                            04/03/01          TSJ
                Corporation
                of America
NOTE AMOUNT    INDEX (w/Margin)     RATE          MATURITY DATE   LOAN PURPOSE
$787,500.00     Not Applicable      8.290%           04/03/06      Commercial
                                Creditor Use Only
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                               PROMISSORY NOTE
                  (Commercial - Single Advance - Fixed Rate)

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DATE AND PARTIES.  The date of this Promissory Note (Note) is April 3, 2001.
The parties and their addresses are as follows:

LENDER:
     HERITAGE COMMUNITY BANK
     3140 Inner Perimeter Road@
     Valdosta, Georgia 31602

BORROWER:
     DIALYSIS CORPORATION OF AMERICA
     a Florida Corporation
     27 Miller St
     Lemoyne, Pennsylvania 17043

1. DEFINITIONS.  As used in this Note, the terms have the following meanings:
     A. Pronouns. The pronouns "I," "me," and "my" refer to each Borrower signing this Note, individually and together with their heirs, successors and assigns, and each other person or legal entity
     (including guarantors, endorsers, and sureties) who agrees to pay this Note. "You" and "Your" refer to the Lender, with its participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Loan.
     B. Note. Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.
     C. Loan. Loan refers to this transaction generally, including obliga-tions and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Note.
     D. Property. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.
     E. Percent. Rates and rate change limitations are expressed as annualized percentages.

2. PROMISE TO PAY. For value received, I promise to pay you or your order, at your address, or at such other location as you may designate, the principal sum of $787,500.00 (Principal) plus interest from April 3, 2001 on the unpaid Principal balance until this Note matures or this obligation is accelerated.

3. INTEREST. Interest will accrue on the unpaid Principal balance of this Note at the rate of 8.290 percent (interest Rate).
     A. Interest After Default. If you declare a default under the terms of this Loan, including for failure to pay in full at maturity, you may increase the Interest Rate otherwise payable as described in this section. In such event, interest will accrue on the unpaid Principal balance of this Note at the Interest Rate in effect from time to time under the terms of this Note, until paid in full.
     B. Maximum interest Amount. Any amount assessed or collected as interest under the terms of this Note or obligation will be limited to the Maximum Lawful Amount of interest allowed by state or federal law. Amounts collected in excess of the Maximum Lawful Amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.
     C. Statutory Authority. The amount assessed or collected on this Note is authorized by Ga. Code title 7, ch. 4.
     D. Accrual. During the scheduled term of this Loan interest accrues using an Actual/360 days counting method.

4. ADDITIONAL CHARGES. As additional consideration, I agree to pay, or have paid, these additional fees and charges.
     A. Nonrefundable Fees and Charges. The following fees are earned when collected and will not be refunded if I prepay this Note before the scheduled maturity date.
          Title Insurance. A(n) Title Insurance fee of $1,357.00 payable from separate funds on or before today's date.
          Recording - Releases. A(n) Recording - Releases fee of $10.00 payable from separate funds on or before today's date.
          Recording - Deed. A(n) Recording - Deed fee of $26.00 payable from separate funds on or before today's date.
          Loan Origination. A(n) Loan Origination fee of $2,800.00 payable from separate funds on or before today's date.
          Fld LOL. A(n) Fld LOL fee of $5.50 payable from separate funds on or before today's date.
          Fld Det. A(n) Fid Det fee of $9.00 payable from separate funds on or before today's date.
          City/County Tax Stamps - Mortgage. A(n) City/County Tax Stamps - Mortgage fee of $2,364.00 payable from separate funds on or before today's date.

5. REMEDIAL CHARGES. In addition to interest or other finance charges, I agree that I will pay these additional fees based on my method and pattern of payment. Additional remedial charges may be described elsewhere in this Note.
     A. Late Charge. If a payment is more than 10 days late, I will be charged
     5.000 percent of the Unpaid Portion of Payment or $5.00, whichever is greater. However, this charge will not be greater than $100.00. I will pay this late charge promptly but only once for each late payment.
     B. Returned Check Charge. I agree to pay a fee not to exceed $25.00 or 5 percent of the face amount of the instrument, whichever is greater, for each check, negotiable order of withdrawal or draft I issue in connection with the Loan that is returned because it has been dishonored.

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6. GOVERNING AGREEMENT.  This Note is further governe@@ by the Commercial Loan
Agreement executed between you and me as part of this Loan, as modified, amended or supplemented. Upon execution of this Note, I represent that I have reviewed and am in compliance with the terms contained in the Commercial Loan Agreement.

7. PAYMENT. I agree to pay this Note on demand, but if no demand is made, I agree to pay this Note in 60 payments. I will make 59 payments of $6,800.00 beginning on May 3, 2001, and an the 3rd day of each month thereafter. A single "balloon payment" of the entire unpaid balance of Principal and Interest will be due on April 3, 2006.

Payments will be rounded to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on My behalf. Payments scheduled to be paid on the 29th, 30th or 3list day of a month that contains no such day will, instead, be made on the last day of such month.

Each payment I make on this Note will be applied first to interest that is due then to principal that is due, and finally to any charges that I owe other than principal and interest. If you and I agree to a different application of payments, we will describe our agreement on this Note. The actual amount of my final payment will depend on my payment record.

8. PREPAYMENT. I may prepay this Loan under the following terms and conditions. This loan may be subject to a $150.00 prepayment fee. Any partial prepayment will not excuse any later scheduled payments until I pay in full.

9. LOAN PURPOSE. The purpose of this Loan is provide long-term financing for the Valdosta property of Dialysis Corporation of America.

10. SECURITY. This Loan is secured by separate security instruments prepared together with this Note as follows:

Document Name                                Parties to Document

Dead To Secure Debt (GA) - 3684 A&B North    Dialysis Corporation of America
Crossing Circle

11. ASSUMPTIONS. Someone buying the Property cannot assume the obligation. You may declare the entire balance of the Note to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, or transfer of the Property.

12. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.
     A. Additional Waivers By Borrower. In addition, I, and any party to this Note and Loan, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Note.
          (1) You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.
          (2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.
          (3) You may release, substitute or impair any Property securing this Note.
          (4) You, or any institution participating in this Note, may invoke your right of set-off.
          (5) You may enter into any sales, repurchases or participations of this Note to any person in any amounts and I waive notice of such sales, repurchases or participations.
          (6) I agree that any of us signing this Note as a Borrower is authorized to modify the terms of this Note or any instrument securing, guarantying or relating to this Note.
          (7) I agree that you may inform any party who guarantees this Loan of any Loan accommodations, renewals, extensions, modifications, substitutions or future advances.
     B. No Waiver By Lender. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Note, or other Loan documents, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

13. APPLICABLE LAW. This Note is governed by the laws of Georgia, the United States of America and to the extent required, by the laws of the jurisdiction where the Property is located.

14. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay this Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on this Loan, or any number of us together, to collect this Loan. Extending this Loan or new obligations under this Loan, will not affect my duty under this Loan and I will still be obligated to pay this Loan. The duties and benefits of this Loan will bind and benefit the successors and assigns of you and me.

15. AMENDMENT, INTEGRATION AND SEVERABILITY. This Note may not be amended or modified by oral agreement. No amendment or modification of this Note is effective unless made in writing and executed by you and me. This Note is the complete and final expression of the agreement. If any provision of this
Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

16. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

17. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one party will be deemed to be notice to all parties. I will inform you in writing of any change in my name, address or other application information.
I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

18. CREDIT INFORMATION. I agree that from time to time you may obtain credit information about me from others, including other lenders and credit reporting agencies, and report to others (such as a credit reporting agency) your credit experience with me. I agree that you will not be liable for any claim arising from the use of information provided to you by others or for providing such information to others.

19. SIGNATURES. By signing under seal, I agree to the terms contained in this Note. I also acknowledge receipt of a copy of this Note.

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BORROWER:
Dialysis Corporation of America

/s/ Daniel R. Ouzts                       /s/ Lawrence E. Jaffe

-------------------------------(Seal)     ----------------------------
Daniel R. Ouzts, Vice President           Lawrence E. Jaffe, Secretary

LENDER:
Heritage Community Bank

/s/ Tim S. Jones

-------------------------------(Seal)
Tim S. Jones, President